Jameson Inns, Inc.			PRESS RELEASE
8 Perimeter Center East, Suite 8050	Atlanta, GA 30346	(770) 481-0305	FAX (770) 901-9550

FOR IMMEDIATE RELEASE

September 18, 2003

Investor Relations Contact:	Alexander Lagerborg

EPOCH Financial

alagerborg@epochfinancial.com

(888) 917-5146

Jameson Inns, Inc. Reports ADR, Occupancy and REVPAR for August 2003

Atlanta, GA September 18, 2003 Jameson Inns, Inc. (NASDAQ:JAMS), a hotel real estate investment trust (REIT), and owner of Jameson Inn and Signature Inn hotels, today announced that revenue per available room (REVPAR) was $33.55 in August, a $.04 increase from August 2002. Average daily rate decreased $1.22 for the month while occupancy increased 1.1 points.

	Occupancy		Average Daily Rate		REVPAR
Brand	2003	2002	2003	2002	2003	2002
Jameson Inns	57.0%	55.5%	$59.11	$59.17	$33.70	$32.87
Signature Inns	52.7%	52.2%	$63.12	$66.47	$33.27	$34.69
Combined Brands	55.5%	54.4%	$60.43	$61.65	$33.55	$33.51

Smith Travel Research recently reported that preliminary August figures for the economy segment, where all Jameson hotels are categorized, show REVPAR ranging from flat to an increase of 2%. STR has also estimated flat to an increase of 2% in REVPAR in the total U.S. lodging industry for the month.

Jameson Inns, Inc. is a REIT that develops and owns the Jameson Inn and Signature Inn limited service hotel properties. For more information, visit the company’s website at www.jamesoninns.com.

Forward-Looking Statements

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities regulations. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. General economic conditions, competition, and governmental actions will affect future transactions, results, performance, and achievements. These risks are presented in detail in our filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that our expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.